Exhibit 99.1

For Additional Information:

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR THIRD QUARTER 2025

ALISO VIEJO, CA – November 7, 2025 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced results for the third quarter ended September 30, 2025.

Third Quarter 2025 Operational Results (as compared to Third Quarter 2024):

●	Net Income: Net income was $1.3 million as compared to $3.2 million.
●	Total Portfolio RevPAR: Total Portfolio RevPAR increased 2.0% to $216.12. The average daily rate was $307.43 and occupancy was 70.3%.
●	Adjusted EBITDAre: Adjusted EBITDAre decreased 6.6% to $50.1 million.
●	Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share decreased 5.6% to $0.17.

Information regarding the non-GAAP financial measures disclosed in this release is provided below in “Non-GAAP Financial Measures.” Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included later in this release.

Bryan A. Giglia, Chief Executive Officer, stated, “Our portfolio delivered earnings that were in-line with our expectations despite ongoing headwinds in several of our larger markets. We were once again pleased with stronger performance in San Francisco, which helped to offset subdued government-related demand and a more price-sensitive leisure traveler in other parts of the portfolio. During the quarter, we successfully recast our credit facilities which addressed all debt maturities through 2028, lowered our borrowing cost and enhanced our financial flexibility. While the macroeconomic outlook remains mixed with various challenges, we are maintaining our outlook for the year.”

Mr. Giglia continued, “We remain committed to addressing the valuation discount at which we trade and taking every step possible to deliver value for shareholders. As we have done in the past, the Board and management team will continue to explore all avenues to realize the value of our exceptional portfolio.”

Unaudited Selected Financial and Financial Data ($ in millions, except RevPAR, ADR and per share amounts).

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	Change		2025	2024	Change

Net Income	$1.3	$3.2	(59.3)%		$17.4	$42.4	(59.1)%
(Loss) Income Attributable to Common Stockholders per Diluted Share	$(0.02)	$—	(100.0)%		$0.03	$0.15	(80.0)%

Total Portfolio Operating Statistics (1)
RevPAR	$216.12	$211.96	2.0%		$226.58	$222.24	2.0%
Occupancy	70.3%	69.2%	110	bps	71.6%	69.9%	170	bps
Average Daily Rate	$307.43	$306.30	0.4%		$316.45	$317.94	(0.5)%

Total Portfolio Operating Statistics, excluding Andaz Miami Beach (2)
RevPAR	$220.46	$220.84	(0.2)%		$233.89	$230.52	1.5%
Occupancy	71.7%	72.1%	(40)	bps	73.9%	72.4%	150	bps
Average Daily Rate	$307.48	$306.30	0.4%		$316.50	$318.40	(0.6)%

Total Portfolio Hotel Adjusted EBITDAre Margin, excluding Andaz Miami Beach (2)	24.6%	25.3%	(70)	bps	27.1%	27.3%	(20)	bps

Adjusted EBITDAre	$50.1	$53.6	(6.6)%		$180.0	$181.6	(0.9)%
Adjusted FFO Attributable to Common Stockholders	$31.7	$36.9	(13.9)%		$129.0	$131.0	(1.5)%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.17	$0.18	(5.6)%		$0.66	$0.64	3.1%

(1)	Includes the 14 hotels owned by the Company as of September 30, 2025, and includes prior ownership results for the Hyatt Regency San Antonio Riverwalk, acquired by the Company in April 2024.
(2)	Includes the 14 hotels owned by the Company as of September 30, 2025, with the exception of Andaz Miami Beach due to its renovation activity during 2025 and 2024. Includes prior ownership results for the Hyatt Regency San Antonio Riverwalk, acquired by the Company in April 2024.

Recent Developments

Amended and Restated Credit Agreement. The Company completed its previously announced Third Amended and Restated Credit Agreement (the “Amended Credit Agreement”), which provides for an aggregate borrowing capacity of $1.35 billion, addresses all near term maturities, extends the duration of the remaining in-place loans, and further strengthens the Company’s balance sheet. Inclusive of extension options, loans under the Amended Credit Agreement mature at various points in 2030 and 2031 but are freely prepayable at any time. The Amended Credit Agreement is composed of a $500.0 million revolving credit facility with an initial maturity in September 2029, a $275.0 million delayed-draw term loan facility with an initial maturity in January 2029, a $275.0 million term loan facility with an initial maturity in January 2030, and a $300.0 million term loan facility with an initial maturity in January 2031. At the Company’s election, the revolving credit facility can be extended to September 2030 and each of the $275.0 million term loan facilities can be extended to January 2031. The facilities will bear interest pursuant to a leverage-based pricing grid ranging from 1.35% to 2.25% over the applicable term SOFR. In connection with the new facilities, the Company entered into a series of interest rate swaps to lower its borrowing cost and better manage interest rate risk.

The Company utilized proceeds received from the incremental borrowing on the new term loans to consolidate its prior four term loans into three term loans and to fully repay the outstanding balance on its revolving credit facility. In addition, the Company is delaying the draw of up to $90.0 million under the $275.0 million delayed-draw term loan facility until January 2026 and expects to use a majority of the proceeds to repay the Series A Senior Notes at their scheduled maturity. Following this repayment, the Company will not have any debt maturities until 2028.

Stock Repurchase Program. During the third quarter of 2025, the Company repurchased 258,870 shares of its common stock at an average purchase price of $8.70 per share for a total repurchase amount before expenses of $2.3 million. Year-to-date through November 6, 2025, the Company has repurchased a total of 11,392,876 shares of its common stock at an average purchase price of $8.83 per share for a total repurchase amount before expenses of $100.6 million. Since the beginning of 2022, the Company has deployed $292.3 million and repurchased 30.4 million shares of its common stock, representing nearly 14% of shares outstanding at the start of the period, at an average price of $9.62 per share. The average purchase price per share represents a substantial discount to consensus estimates of net asset value and implies a highly attractive valuation multiple on the Company’s stabilized cash flow. The Company currently has $326.9 million remaining under its existing stock repurchase program authorization.

Balance Sheet and Liquidity Update

As of September 30, 2025, the Company had $197.6 million of cash and cash equivalents, including restricted cash of $76.4 million, total assets of $3.0 billion, including $2.8 billion of net investments in hotel properties, total debt of $930.0 million and stockholders’ equity of $2.0 billion.

Capital Investments Update

During the first nine months of 2025, the Company invested $73.7 million into its portfolio. The Company currently expects to invest approximately $80 million to $100 million into its portfolio in 2025, with the majority of the investment relating to the completion of the Andaz Miami Beach transformation, the room renovation at Wailea Beach Resort, and a renovation of the meeting spaces at Hyatt Regency San Antonio Riverwalk and Hilton San Diego Bayfront.

2025 Outlook

The Company is maintaining its 2025 outlook based on Management’s expectations and information available as of the date of this release. The Company’s outlook reflects known impacts from the government shutdown to date but could be negatively impacted if the government shutdown or its lingering effects causes additional disruption to travel and hotel demand. In addition, future economic policies, changes in the health of the economy, or changes in consumer sentiment, among other factors, could lead to revisions in the Company’s outlook or cause the Company to withdraw its outlook altogether.

For the full year 2025, the Company now expects:

Metric ($ in millions, except per share data)	Prior Full Year 2025 Guidance (1)	Current Full Year 2025 Guidance (2)	Change in Full Year 2025 Guidance Midpoint
Net Income	$14 to $28	$14 to $28	—
Total Portfolio RevPAR Growth (3)	+ 3.0% to + 5.0%	+ 3.0% to + 5.0%	—
Total Portfolio RevPAR Growth, excluding Andaz Miami Beach (3)	+ 1.0% to + 3.0%	+ 1.0% to + 3.0%	—
Adjusted EBITDAre	$226 to $240	$226 to $240	—
Adjusted FFO Attributable to Common Stockholders	$156 to $170	$156 to $170	—
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.80 to $0.87	$0.80 to $0.87	—
Diluted Weighted Average Shares Outstanding	195,000,000	195,000,000	—

(1)	Reflects guidance presented on August 6, 2025.
(2)	Detailed reconciliations of Net Income to non-GAAP financial measures are provided later in this release.
(3)	RevPAR Growth reflects comparison to full year 2024.

Full year 2025 guidance is based in part on the following full year assumptions:

●	Full year interest and other income of approximately $8 million to $9 million, a $3 million increase from the Company’s prior estimate.
●	Full year corporate overhead expense (excluding deferred stock amortization and management transition costs) of approximately $20 million to $21 million. This range is unchanged from the Company’s prior estimate.
●	Full year interest expense of approximately $51 million to $54 million, including approximately $4 million in amortization of deferred financing costs and $1 million in noncash interest expense on derivatives. Excluding the noncash interest on derivatives, this range is unchanged from the Company’s prior estimate.
●	Full year preferred stock dividends of approximately $16 million to $17 million, which includes the Series G, H, and I cumulative redeemable preferred stock. This range is unchanged from the Company’s prior estimate.

Dividend Update

On November 6, 2025, the Company’s Board of Directors authorized a cash dividend of $0.09 per share of its common stock. The Company’s Board of Directors also authorized cash dividends of $0.812500 per share payable to its Series G cumulative redeemable preferred stockholder, $0.382813 per share payable to its Series H cumulative redeemable preferred stockholders, and $0.356250 per share payable to its Series I cumulative redeemable preferred stockholders. The common and preferred dividends will be paid on January 15, 2026 to stockholders of record as of December 31, 2025.

The Company currently expects to continue to pay a quarterly cash common dividend throughout 2025. The level of any future quarterly dividends will be determined by the Company’s Board of Directors after considering long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss third quarter results on November 7, 2025, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time). A live webcast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, interested parties may dial 1-800-715-9871 and reference conference ID 1026321 to listen to the live call. A transcript of the webcast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release owns 14 hotels comprised of 6,999 rooms, the majority of which are operated under nationally recognized brands. Sunstone's strategy is to create long-term stakeholder value through the acquisition, active ownership, and disposition of well-located hotel and resort real estate. For further information, please visit Sunstone’s website at www.sunstonehotels.com. The Company’s website is provided as a reference only and any information on the website is not incorporated by reference in this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: we own upper upscale and luxury hotels located in convention, urban, and resort destinations in an industry that is highly competitive; events beyond our control, including economic slowdowns or recessions, uncertainty in connection with certain international economic and political relationships, including political disputes, government shutdowns, and the imposition of tariffs affecting commodity costs, pandemics, natural disasters, civil unrest and terrorism; inflation may adversely affect our financial condition and results of operations; system security risks, data protection breaches, cyber-attacks and systems integration issues, including those impacting the Company’s suppliers, hotel managers or franchisors; a significant portion of our hotels are geographically concentrated so we may be disproportionately harmed by economic conditions, competition, new hotel supply, real and personal property tax rates or natural disasters in these areas of the country; we face possible risks associated with the physical and transitional effects of climate change; uninsured or underinsured losses could harm our financial condition; the operating results of some of our hotels are significantly reliant upon group and transient business generated by large corporate customers, and the loss of such customers for any reason could harm our operating results; the increased use of virtual meetings and other similar technologies could lessen the need for business-related travel, and, therefore, demand for rooms in our hotels may be adversely affected; our hotels require ongoing capital investment and we may incur significant capital expenditures in connection with acquisitions, repositionings and other improvements, some of which are mandated by applicable laws or regulations or agreements with third parties, and the costs of such renovations, repositionings or improvements, including commodity cost increases resulting from inflation or the implementation of international tariffs, and delays due to supply chain disruptions, may exceed our expectations or cause other problems; delays in the acquisition, renovation or repositioning of hotel properties may have adverse effects on our results of operations and returns to our stockholders; accounting for the acquisition of a hotel property or other entity involves assumptions and estimations to determine fair value that could differ materially from the actual results achieved in future periods; volatility in the debt and equity markets may adversely affect our ability to acquire, renovate, refinance or sell our hotels; we may pursue joint venture investments that could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer’s financial condition and disputes between us and our co-venturer; we may be subject to unknown or contingent liabilities related to recently sold or acquired hotels, as well as hotels we may sell or acquire in the future; we may seek to acquire a portfolio of hotels or a company, which could present more risks to our business and financial results than the acquisition of a single hotel; the sale of a hotel or portfolio of hotels is typically subject to contingencies, risks and uncertainties, any of which may cause us to be unsuccessful in completing the disposition; the illiquidity of real estate investments and the lack of alternative uses of hotel properties could significantly limit our ability to respond to adverse changes in the performance of our hotels; we may issue or invest in hotel loans, including subordinated or mezzanine loans, which could involve greater risks of loss than senior loans secured by income-producing real properties; if we make or invest in mortgage loans with the intent of gaining ownership of the hotel secured by or pledged to the loan, our ability to perfect an ownership interest in the hotel is subject to the sponsor’s willingness to forfeit the property in lieu of the debt; one of our hotels is subject to a ground lease with an unaffiliated party, the termination of which by the lessor for any reason, including due to our default on the lease, could cause us to lose the ability to operate the hotel altogether and may adversely affect our results of operations; because we are a REIT, we depend on third-parties to operate our hotels; we are subject to risks associated with our operators’ employment of hotel personnel; most of our hotels operate under a brand owned by Marriott, Hyatt, Hilton, Four Seasons or Montage, and should any of these brands experience a negative event, or receive negative publicity, our operating results may be harmed; our franchisors and brand managers may adopt new policies or change existing policies which could result in increased costs that could negatively impact our hotels; future adverse litigation judgments or settlements resulting from legal proceedings could have an adverse effect on our financial condition; claims by persons regarding our properties could affect the attractiveness of our hotels or cause us to incur additional expenses; the hotel business is seasonal and seasonal variations in business volume at our hotels will cause quarterly fluctuations in our revenue and operating results; changes in the debt and equity markets may adversely affect the value of our hotels; certain of our hotels have in the past become impaired and additional hotels may become impaired in the future; laws and governmental regulations may restrict the ways in which we use our hotel properties and increase the cost of compliance with such regulations, and noncompliance with such regulations could subject us to penalties, loss of value of our properties or civil damages; corporate responsibility, specifically related to environmental sustainability, social responsibility and corporate governance, or ESG, factors and commitments, may impose additional costs and expose us to new risks that could adversely affect our results of operations, financial condition and cash flows; our franchisors and brand managers may require us to make capital expenditures pursuant to property improvement plans or to comply with brand standards; termination of any of our franchise, management or operating lease agreements could cause us to lose business; the growth of alternative reservation channels could adversely affect our business and profitability; the failure of tenants in our hotels to make rent payments or otherwise comply with the material terms of our retail and restaurant leases may adversely affect our results of operations; we rely on our corporate and hotel senior management teams, the loss of whom may cause us to incur costs and harm our business; we could be harmed by inadvertent errors, misconduct or fraud that is difficult to detect; if we fail to maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or identify and prevent fraud; we have outstanding debt which may restrict our financial flexibility; our debt agreements contain various covenants, restrictions, requirements and other limitations, and should we default, we may be required to pay additional fees, provide additional security or repay the debt; defaulting on existing debt may limit our ability to access additional debt financing in the future; certain of our unsecured term loans are subject to variable interest rates, which creates uncertainty in the amount of interest expense we will incur in the future and may negatively impact our operating results; we may not be able to refinance our debt on favorable terms or at all; our stock repurchase program may not enhance long-term stockholder value, could cause volatility in the price of our common and preferred stock and could diminish our cash reserves; and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre; Adjusted EBITDAre (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders; Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margins. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“Nareit”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. Nareit defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to Nareit’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre or Adjusted FFO attributable to common stockholders:

●	Amortization of deferred stock compensation: we exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels.

●	Amortization of contract intangibles: we exclude the noncash amortization of any favorable or unfavorable contract intangibles recorded in conjunction with our hotel acquisitions. We exclude the noncash amortization of contract intangibles because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

●	Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

●	Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

●	Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; the write-off of development costs associated with abandoned projects; property-level restructuring, severance, and management transition costs; pre-opening costs associated with extensive renovation projects such as the work performed at Andaz Miami Beach; debt resolution costs; lease terminations; property insurance restoration proceeds or uninsured losses; and other nonrecurring identified adjustments.

In addition, to derive Adjusted EBITDAre, we exclude the amortization of our right-of-use assets and related lease obligations as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. We also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders, we also exclude the noncash interest on our derivatives as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the real estate amortization of our right-of-use assets and related lease obligations (with the exception of our corporate operating lease) as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. We also exclude preferred stock redemption charges, changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets.

In presenting hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Reconciliations of net income to EBITDAre, Adjusted EBITDAre, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins are set forth in the following pages of this release.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Investment in hotel properties, net	$2,779,057	$2,856,032
Operating lease right-of-use assets, net	5,477	8,464
Cash and cash equivalents	121,136	107,199
Restricted cash	76,433	73,078
Accounts receivable, net	29,444	34,109
Prepaid expenses and other assets, net	37,942	27,757
Total assets	$3,049,489	$3,106,639

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Debt, net of unamortized deferred financing costs	$917,452	$841,047
Operating lease obligations	8,574	12,019
Accounts payable and accrued expenses	63,942	52,722
Dividends and distributions payable	22,060	24,137
Other liabilities	77,866	72,694
Total liabilities	1,089,894	1,002,619
Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
Series G Cumulative Redeemable Preferred Stock, 2,650,000 shares issued and outstanding at both September 30, 2025 and December 31, 2024, stated at liquidation preference of $25.00 per share	66,250	66,250
6.125% Series H Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at both September 30, 2025 and December 31, 2024, stated at liquidation preference of $25.00 per share	115,000	115,000
5.70% Series I Cumulative Redeemable Preferred Stock, 4,000,000 shares issued and outstanding at both September 30, 2025 and December 31, 2024, stated at liquidation preference of $25.00 per share	100,000	100,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 189,911,794 shares issued and outstanding at September 30, 2025 and 200,824,993 shares issued and outstanding at December 31, 2024	1,899	2,008
Additional paid in capital	2,298,073	2,395,702
Distributions in excess of retained earnings	(621,627)	(574,940)
Total stockholders' equity	1,959,595	2,104,020

Total liabilities and stockholders' equity	$3,049,489	$3,106,639

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenues
Room	$139,523	$138,759	$440,492	$425,870
Food and beverage	64,419	63,866	209,573	196,572
Other operating	25,381	23,767	73,095	68,597
Total revenues	229,323	226,392	723,160	691,039
Operating expenses
Room	39,303	37,453	119,272	110,349
Food and beverage	48,717	46,286	150,566	138,343
Other operating	6,337	5,815	18,707	18,153
Advertising and promotion	13,420	13,220	40,758	38,326
Repairs and maintenance	9,954	9,094	29,514	26,783
Utilities	7,832	7,670	21,624	19,909
Franchise costs	4,471	4,711	13,773	13,735
Property tax, ground lease and insurance	19,574	19,777	57,425	58,686
Other property-level expenses	26,926	26,702	88,184	82,445
Corporate overhead	6,970	7,577	24,221	23,263
Depreciation and amortization	33,928	31,689	100,328	91,841
Total operating expenses	217,432	209,994	664,372	621,833
Interest and other income	3,160	2,350	7,024	11,306
Interest expense	(13,412)	(15,982)	(39,258)	(39,685)
(Loss) gain on sale of assets, net	—	—	(8,751)	457
(Loss) gain on extinguishment of debt	(180)	—	(180)	59
Income before income taxes	1,459	2,766	17,623	41,343
Income tax (provision) benefit, net	(137)	483	(272)	1,083
Net income	1,322	3,249	17,351	42,426
Preferred stock dividends	(4,262)	(3,931)	(12,125)	(11,297)
(Loss) income attributable to common stockholders	$(2,940)	$(682)	$5,226	$31,129

Basic and diluted per share amounts:
Basic and diluted (loss) income attributable to common stockholders per common share	$(0.02)	$—	$0.03	$0.15

Basic weighted average common shares outstanding	189,253	201,402	195,110	202,261
Diluted weighted average common shares outstanding	189,253	201,402	195,866	202,857

Distributions declared per common share	$0.09	$0.09	$0.27	$0.25

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net income	$1,322	$3,249	$17,351	$42,426
Depreciation and amortization	33,928	31,689	100,328	91,841
Interest expense	13,412	15,982	39,258	39,685
Income tax provision (benefit), net	137	(483)	272	(1,083)
Loss (gain) on sale of assets, net	—	—	8,751	(457)
EBITDAre	48,799	50,437	165,960	172,412

Amortization of deferred stock compensation	1,905	2,430	6,741	8,381
Amortization of right-of-use assets and obligations	(158)	(153)	(458)	(271)
Loss (gain) on extinguishment of debt	180	—	180	(59)
Gain on insurance recoveries, net	(674)	—	(773)	(314)
Pre-opening costs	—	853	6,471	1,452
Management transition costs	—	—	1,869	—
Adjustments to EBITDAre, net	1,253	3,130	14,030	9,189

Adjusted EBITDAre	$50,052	$53,567	$179,990	$181,601

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share data)

Reconciliation of Net Income to FFO Attributable to Common Stockholders and

Adjusted FFO Attributable to Common Stockholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net income	$1,322	$3,249	$17,351	$42,426
Preferred stock dividends	(4,262)	(3,931)	(12,125)	(11,297)
Real estate depreciation and amortization	33,581	31,320	99,278	90,846
Loss (gain) on sale of assets, net	—	—	8,751	(457)
FFO attributable to common stockholders	30,641	30,638	113,255	121,518

Amortization of deferred stock compensation	1,905	2,430	6,741	8,381
Real estate amortization of right-of-use assets and obligations	(130)	(129)	(390)	(381)
Amortization of contract intangibles, net	315	315	944	833
Noncash interest on derivatives, net	(495)	3,326	668	1,095
Loss (gain) on extinguishment of debt	180	—	180	(59)
Gain on insurance recoveries, net	(674)	—	(773)	(314)
Pre-opening costs	—	853	6,471	1,452
Management transition costs	—	—	1,869	—
Prior year income tax benefit, net	—	(582)	—	(1,530)
Adjustments to FFO attributable to common stockholders, net	1,101	6,213	15,710	9,477

Adjusted FFO attributable to common stockholders	$31,742	$36,851	$128,965	$130,995

FFO attributable to common stockholders per diluted share	$0.16	$0.15	$0.58	$0.60

Adjusted FFO attributable to common stockholders per diluted share	$0.17	$0.18	$0.66	$0.64

Basic weighted average shares outstanding	189,253	201,402	195,110	202,261
Shares associated with unvested restricted stock awards	859	1,065	863	900
Diluted weighted average shares outstanding	190,112	202,467	195,973	203,161

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Full Year 2025

(Unaudited and in thousands, except for per share amounts)

Reconciliation of Net Income to Adjusted EBITDAre

	Year Ended
	December 31, 2025
	Low	High

Net income	$13,600	$27,600
Depreciation and amortization	132,700	132,700
Interest expense	52,500	52,500
Income tax provision	1,000	1,000
Loss on sale of assets	8,800	8,800
Amortization of deferred stock compensation	9,000	9,000
Pre-opening costs	6,500	6,500
Management transition costs	1,900	1,900
Adjusted EBITDAre	$226,000	$240,000

Reconciliation of Net Income to Adjusted FFO Attributable to Common Stockholders

	Year Ended
	December 31, 2025
	Low	High

Net income	$13,600	$27,600
Preferred stock dividends	(16,500)	(16,500)
Real estate depreciation and amortization	131,700	131,700
Loss on sale of assets	8,800	8,800
Amortization of deferred stock compensation	9,000	9,000
Pre-opening costs	6,500	6,500
Management transition costs	1,900	1,900
Noncash interest on derivatives, net	1,000	1,000
Adjusted FFO attributable to common stockholders	$156,000	$170,000

Adjusted FFO attributable to common stockholders per diluted share	$0.80	$0.87

Diluted weighted average shares outstanding	195,000	195,000

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Hotel Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Total Portfolio Hotel Adjusted EBITDAre Margin	23.0%	25.0%	26.0%	26.9%
Total Portfolio Hotel Adjusted EBITDAre Margin, excluding Andaz Miami Beach	24.6%	25.3%	27.1%	27.3%

Actual revenues	$229,323	$226,392	$723,160	$691,039
Prior ownership hotel revenues (1)	—	—	—	17,737
Sold hotel revenues (2)	(3)	(2,312)	(7,448)	(10,018)
Total Portfolio Hotel Revenues	229,320	224,080	715,712	698,758
Andaz Miami Beach revenues (3)	(5,312)	(141)	(7,773)	(4,288)
Total Portfolio Hotel Revenues, excluding Andaz Miami Beach	$224,008	$223,939	$707,939	$694,470

Net income	$1,322	$3,249	$17,351	$42,426
Non-hotel operating expenses, net (4)	(280)	(306)	(971)	(880)
Property-level adjustments (5)	189	1,068	7,012	485
Corporate overhead	6,970	7,577	24,221	23,263
Depreciation and amortization	33,928	31,689	100,328	91,841
Interest and other income	(3,160)	(2,350)	(7,024)	(11,306)
Interest expense	13,412	15,982	39,258	39,685
Loss (gain) on sale of assets, net	—	—	8,751	(457)
Loss (gain) on extinguishment of debt	180	—	180	(59)
Income tax provision (benefit), net	137	(483)	272	(1,083)
Actual Hotel Adjusted EBITDAre	52,698	56,426	189,378	183,915
Prior ownership hotel Adjusted EBITDAre (1)	—	—	—	7,232
Sold hotel Adjusted EBITDAre (2)	(53)	(300)	(3,049)	(3,041)
Total Portfolio Hotel Adjusted EBITDAre	52,645	56,126	186,329	188,106
Andaz Miami Beach Adjusted EBITDAre (3)	2,494	560	5,298	1,281
Total Portfolio Hotel Adjusted EBITDAre, excluding Andaz Miami Beach	$55,139	$56,686	$191,627	$189,387

(1)	Prior ownership hotel revenues and Adjusted EBITDAre include results for the Hyatt Regency San Antonio Riverwalk prior to the Company’s acquisition of the hotel in April 2024. The Company obtained prior ownership information from the previous owner of the Hyatt Regency San Antonio Riverwalk during the due diligence period before acquiring the hotel. The Company performed a limited review of the information as part of its analysis of the acquisition.
(2)	Sold hotel revenues and Adjusted EBITDAre includes results for the Hilton New Orleans St. Charles, sold by the Company in June 2025.
(3)	Andaz Miami Beach was undergoing a transformational renovation, and results are not comparable to the prior period.
(4)	Non-hotel operating expenses, net include the amortization of hotel real estate-related right-of-use assets and obligations. Non-hotel operating expenses, net also include prior year property tax credits related to sold hotels.
(5)	Property-level adjustments include non-operational and nonrecurring items. Adjustments primarily include pre-opening costs at Andaz Miami Beach.